SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): December 16,
1996



                     CAMDEN PROPERTY TRUST
     (Exact name of Registrant as specified in its Charter)



      TEXAS                  1-12110                 76-6088377
(State or other     (Commission file number)     (I.R.S. Employer
jurisdiction of                                   Identification
incorporation or                                       Number)
organization)




   3200 Southwest Freeway, Suite 1500, Houston, Texas 77027
      (Address of principal executive offices)(Zip Code)



       Registrant's telephone number, including area code:
                         (713) 964-3555



                         Not applicable
 (Former name or former address, if changed since last report)
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Item 5. Other Events.

On December 16, 1996, Camden Property Trust (the "Company") entered into an Agreement and Plan of Merger with Paragon Group, Inc., a Maryland Corporation ("Paragon"). Pursuant to the Agreement and Plan of Merger, Paragon would merge with and into a wholly-owned subsidiary of the Company and each share of common stock, par value $.01 per share, of Paragon would be converted into the right to receive 0.64 shares of common stock of the Company subject to adjustment in certain limited circumstances. The consummation of the transaction is subject to certain conditions, including shareholder approval. The press release announcing the merger is attached hereto as Exhibit 99.1 and the Agreement and Plan of Merger is attached hereto as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

        (c) Exhibits.

            99.1 Press Release dated December 16, 1996

            99.2 Agreement and Plan of Merger, dated as of
                 December 16, 1996, among Camden Property Trust,
                 Camden Subsidiary, Inc. and Paragon Group, Inc.
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                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 1996

                                   CAMDEN PROPERTY TRUST



                                   By: /s/ G. Steven Dawson
                                   G. Steven Dawson
                                   Senior Vice President-Finance,
                                   Chief Financial Officer
                                   and Treasurer
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                     CAMDEN PROPERTY TRUST
                       INDEX TO EXHIBITS

EXHIBIT                                                  PAGE

99.1      Press Release dated December 16, 1996           4

99.2      Agreement and Plan of Merger, dated as
          of December 16, 1996, among Camden
          Property Trust, Camden Subsidiary, Inc.
          and Paragon Group, Inc.                         6
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